SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8 KSB

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  April 7, 2000
                                (Date of Report)


                              CNH Holdings Company
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


         0-17304                                          11-2867201
(Commission File Number)                    (IRS Employer Identification Number)


                        460 Ogden Street, Denver CO 80218
           (Address of principal executive offices including zip code)


                                 (303) 282-0083
               (Registrant's telephone number including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 1. Change in Control of Registrant: Not Applicable.

Item 2. Acquisition or Disposition of Assets: Not Applicable.

Item 3. Bankruptcy or Receivership: Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant: Not Applicable.

Item 5. Other Events:

On April 7, 2000, Registrant filed suit in Federal District Court for the State of Colorado as Plaintiff. The suit was filed against Messrs. Larry Tate, Gerald Pybas, Scott Paulson and Robert Baker and Texas Capital Advisors ("TCA"). The complaint was filed against these defendants principally for the purpose of formally rescinding their actions from approximately November 1, 1999, through March 22, 2000, and recovering all securities and other consideration which they took from Registrant without authority during their tenure as claimed representatives of the corporation. Specifically, these defendants were sued for securities, common law and corporate fraud, negligent misrepresentation, and unjust enrichment.

Item 6. Resignation of Registrant's Directors: Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits: Not Applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CNH HOLDINGS COMPANY
(Registrant)



By: /s/ Mark S. Pierce
----------------------
Mark S. Pierce, Chief Executive Officer


Date: April 7, 2000


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